CHANG LEE LLP
CHARTERED ACCOUNTANTS
                                                         606 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated August 5, 2010, with respect to the balance sheets of Northridge Ventures, Corp. as at May 31, 2010 and 2009 and the related statements of stockholders' equity, operations and comprehensive loss, and cash flows for the years then ended and for the period from March 18, 2003 (date of inception) to May 31, 2010, included in the filing of the registration Statement Form S-1, dated July 26, 2011.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.







Vancouver,  British  Columbia,  Canada                   "Chang Lee LLP"
July  26,  2011                                      Chartered  Accountants